Exhibit 99.2

Press Release

Hertz Announces Proposed Offering of $300 Million of Exchangeable Senior First-Lien Secured PIK Notes

ESTERO, Fla., June 24, 2026 -- Hertz Global Holdings, Inc. (NASDAQ: HTZ) (“Hertz” or the “Company”), a leading global rental car company, today announced that its wholly-owned indirect subsidiary, The Hertz Corporation (“Hertz Corp.”), intends to offer, subject to market and other conditions, $300 million in aggregate principal amount of Exchangeable Senior First-Lien Secured PIK Notes due 2030 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Hertz Corp. also expects to grant the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $45 million in aggregate principal amount of Notes.

Hertz Corp. intends to use the net proceeds received from the offering of the Notes for general corporate purposes, which may include the repayment of outstanding indebtedness.

The Notes will bear interest from, and including, the issue date of the Notes, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. Each payment of interest on the Notes (excluding any additional interest, special interest and default interest) will consist of (i) a portion to be paid in cash and (ii) a portion to be paid in the form of PIK interest. The interest rate, exchange rate and certain other terms of the Notes will be determined by negotiations between Hertz Corp. and the initial purchasers of the Notes. The Notes will mature on July 1, 2030, unless earlier repurchased, redeemed or exchanged in accordance with their terms prior to maturity. The Notes will be exchangeable at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes will be exchangeable on the terms set forth in the indenture governing the Notes into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination thereof, at Hertz Corp.’s election. The aggregate number of shares of Common Stock that may be issued upon exchange of the Notes may not exceed 19.9% of the number of shares of Common Stock outstanding prior to the offering of the Notes unless and until the shareholders of the Company approve such issuance.

Holders of the Notes will have the right to require Hertz Corp. to repurchase all or a portion of their Notes at 100% of their capitalized principal amount of the Notes plus accrued and unpaid cash interest to, but excluding, the date of such repurchase, upon the occurrence of certain corporate events constituting a “fundamental change” as defined in the indenture governing the Notes. Hertz Corp. may not redeem the Notes prior to January 6, 2029. On or after January 6, 2029 and on or prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Common Stock has been at least 130% of the exchange price for the Notes for certain specified periods, and certain other conditions are satisfied, Hertz Corp. may redeem all or any portion (subject to certain limitations) of the Notes at a cash redemption price equal to 100% of the capitalized principal amount of the Notes to be redeemed plus accrued and unpaid cash interest to, but excluding, the date of such redemption.

The Notes are expected to be guaranteed by the Company, Rental Car Intermediate Holdings, LLC, Hertz Corp.’s direct parent company, and each of Hertz Corp.’s existing domestic subsidiaries and future restricted subsidiaries that guarantee indebtedness under Hertz Corp.’s first lien credit facilities or certain other indebtedness for borrowed money. The Notes and the related guarantees (other than the guarantee by the Company) are expected to be secured (subject to certain exceptions and permitted liens) on a first-lien basis by the same assets (other than certain excluded property) that secure indebtedness under Hertz Corp.’s first lien credit facilities and existing first lien secured notes, and are therefore expected to be effectively pari passu with indebtedness under Hertz Corp.’s first lien credit facilities and existing first lien secured notes.

The Notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes, the related guarantees and any shares of Common Stock issuable upon exchange of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and the securities laws of any other jurisdiction.

Concurrently with the offering of the Notes, Hertz also announced today by separate press release that Hertz has commenced a separate registered public offering of $100 million of the Common Stock. Such shares (the “Borrowed Shares”) will be loaned by Hertz to a financial institution (the “Share Borrower”), acting as an underwriter in the offering of the Borrowed Shares, pursuant to a share lending agreement. The Share Borrower or its affiliates will receive all of the proceeds of the concurrent offering of Borrowed Shares and neither Hertz nor Hertz Corp. will receive any of the proceeds of that offering, but the Share Borrower will pay Hertz a nominal lending fee for the use of the Borrowed Shares pursuant to the share lending agreement. The Share Borrower will be required to return the Borrowed Shares (or identical shares of Common Stock) to the Company pursuant to the terms of the share lending agreement. Hertz has been informed by the Share Borrower that it or one of its affiliates intends to sell the Borrowed Shares and use the resulting short position to facilitate transactions by which investors in the Notes may hedge their investments through short sales or privately negotiated derivatives transactions. The activity described above could affect the market price of the Common Stock or the Notes otherwise prevailing from time to time.

This press release is not an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the Notes, the related guarantees, the shares of Common Stock issuable upon exchange of the Notes or the Borrowed Shares and does not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

The concurrent offering of the Borrowed Shares is contingent upon the closing of the offering of the Notes, but the offering of the Notes is not contingent upon the closing of the concurrent offering of the Borrowed

Shares.

ABOUT HERTZ

Hertz Global Holdings, Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries, including The Hertz Corporation, and licensees operate the Hertz, Dollar, Thrifty, and Firefly vehicle rental brands, with more than 11,000 rental locations in 160 countries around the globe. The Company also operates the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the United States, and the Hertz 24/7 car-sharing business in Europe.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expect,” “will” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our positioning, strategy, vision, forward looking investments, conditions in the travel industry, our financial and operational condition, our sources of liquidity, the proposed offering of the Notes, the proposed offering of the Borrowed Shares, the anticipated terms of the Notes and Hertz Corp.’s expected use of proceeds from the proposed offering. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including risks and uncertainties related to completion of the offering on the anticipated terms or at all, market conditions (including market interest rates) and the satisfaction of customary closing conditions related to the offering, unanticipated uses of capital and those in our risk factors that we identify in the offering memorandum for the offering and our most recent annual report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission on February 26, 2026, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Contact

Hertz Investor Relations: investorrelations@hertz.com, Hertz Media Relations: Mediarelations@hertz.com

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